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                                                                    Exhibit 10.1



                             MCM CAPITAL GROUP, INC.
                                4302 E. BROADWAY
                             PHOENIX, ARIZONA 85040



                                          October 4, 1999




Mr. John F. Craven
2366 Cherrywood Road
Minnetonka, Minnesota  55305

Dear Mr. Craven:

            It is with great pleasure that we hereby confirm your employment as Executive Vice President and Chief Operating Officer of MCM Capital Group, Inc. (the "Company"), on the terms and conditions set forth in this letter and in the attached term sheet (the "Term Sheet"). During the term of your employment with the Company, you shall also serve as Executive Vice President and Chief Operating Officer of Midland Credit Management, Inc. and Midland Financial Services, Inc., wholly owned subsidiaries of the Company.

            This letter agreement, which includes the Annex hereto, contains the entire agreement between the parties with respect to the matters covered herein and supersedes all prior agreements, written or oral, with respect thereto. This letter agreement may only be amended, superseded, canceled, extended or renewed and the terms hereof waived, only by a written instrument signed by the parties hereto, or in the case of a waiver, by the party waiving compliance.

            You will report to the Chief Executive Officer and your duties will be performed primarily at the Company's offices in Phoenix, Arizona. The Company shall furnish sufficient facilities, services, staffing and assistance to enable you to perform your duties hereunder. The term of your employment shall continue through the first anniversary of the date hereof, provided that such term shall be automatically extended for successive one year periods unless either you or the Company gives written notice to the other, at least ninety (90) calendar days before such extension is to take effect, that they do not wish the term to be extended. This Agreement may be terminated prior to the expiration of the original term, or any extension thereof: (i) in the event that you shall die;
(ii) in the event that you shall become Disabled (for purposes of this clause
(ii), "Disabled" shall mean that you shall have failed, due to illness or other physical or mental incapacity, to render services of the character contemplated by this Agreement for an aggregate of more than ninety (90) calendar days during any twelve (12) month period); (iii) for Cause (as
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hereafter defined); or (iv) in the event that you give written notice to the
Company of your resignation.

            For purposes of this letter agreement "Cause" means: (i) commission of any act of fraud or gross negligence by you in the course of your employment hereunder which, in the case of gross negligence, has a materially adverse effect on the business or condition (financial or otherwise) of the Company or any of its subsidiaries or affiliates; (ii) willful material misrepresentation at any time by you to the Chief Executive Officer, or the Board of Directors of the Company (the "Board"), or any of Triarc Companies, Inc., C.P. International Investments Limited or their affiliates (collectively, the "Principal Stockholders"); (iii) willful failure or refusal to comply with any of your material obligations hereunder or to comply with a reasonable and lawful instruction of the Board; (iv) engagement by you in any conduct or the commission by you of any act which is, in the reasonable opinion of the Board, materially injurious or detrimental to the substantial interest of any of the Principal Stockholders, or the Company; (v) indictment for any felony involving fraud or moral turpitude, or conviction of any felony, whether of the United States or any state thereof or any similar foreign law to which you may be subject; (vi) any failure to substantially comply with any written rules, regulations, policies or procedures of the Company furnished to you which, if not complied with, could reasonably be expected to have a material adverse effect on the business of the Company or any of its subsidiaries or affiliates; or (vii) any willful failure to comply with the Company's, or any of its subsidiaries' or affiliates' policies regarding insider trading; provided, however, that in the case of clause (vi) of the definition of "Cause" set forth in this paragraph, if your failure or refusal referred to therein is curable by you, then "Cause" shall not be deemed to exist unless you fail or refuse to so cure within three (3) business days of your receipt from the Company of a request for such cure and such request to cure is the first such request delivered under this paragraph. A decision by the Company to deliver the notice referred to in the third sentence of the third paragraph of this letter agreement shall not constitute "Cause".

            In the event of termination of your employment by the Company for reasons other than: (i) those set forth in clauses (i) - (iv) of the third paragraph of this letter agreement, or (ii) a decision by the Company not to deliver the notice referred to in the third sentence of the third paragraph of this letter agreement, the Company shall pay to you a sum equal to your annual base rate of salary in effect as of the effective date of such termination, payable in semi-monthly installments commencing with the month after such termination until the earlier of (x) the end of the then effective term of this letter agreement or (y) the first anniversary of such termination. In addition, in such event, you will be entitled, (i) to receive a pro rata portion of your annual bonus for the portion of the calendar year that you worked for the Company prior to such termination of employment, and (ii) at your election, to continue your coverage under all health and medical insurance policies, pursuant to Section 4980B of the Internal Revenue Code, as amended, or under Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended, maintained by the Company, the cost of such coverage to be allocated between you and the Company in a manner consistent with the allocation of health and medical coverage costs applicable to other active executive officers of the Company. In consideration of the monies to
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be paid and the benefits to be provided to you, you agree to execute and deliver to the Company on or before any payment by the Company a release substantially in the form of Annex A hereto, failing which, except to the extent required by law, the Company shall be relieved of all of its obligations hereunder. Upon any termination of your employment with the Company, you will return to the Company, all Company/or its subsidiary-owned property, such as credit cards, computers, cellular phones, files, etc.

            You acknowledge that as the Company's Executive Vice President and Chief Operating Officer you will be involved, at the highest level, in the development, implementation, and management of the Company's and its subsidiaries' businesses, strategies and plans, including those which involve the Company's and its subsidiaries' finances, marketing operations, industrial relations, operations and acquisitions. By virtue of your unique and sensitive position, your employment by a competitor of the Company or its subsidiaries represents a serious competitive danger to the Company and its subsidiaries and the use of your talent, knowledge, and information about the Company's and its subsidiaries' businesses, strategies, and plans can and would constitute a valuable competitive advantage over the Company and its subsidiaries. In view of the foregoing, you covenant and agree that, for a period of two (2) years following the termination of your employment with the Company or the expiration of the then current term of this letter agreement, as the case may be, you will not engage or be engaged in any capacity, directly or indirectly, including, but not limited to, as an employee, agent, consultant, manager, executive, owner or stockholder (except as a passive investor owning less than one percent (1%) interest in a publicly held company) in (i) any business or entity that is engaged in the business of purchasing defaulted or charged-off retail installment contracts, retail revolving contracts or other promissory notes (and related security agreements) or other unsecured loan accounts in the auto deficiency, consumer loan, credit card and student product lines, and managing, restructuring, reselling and/or liquidating such accounts for itself as the owner of such accounts, or (ii) any other business that the Company may be engaged in during the term of this letter agreement. Notwithstanding clause (ii) above, if this letter agreement is assigned by the Company as provided herein, the terms of this paragraph shall not apply to any business engaged in by the assignee that is not related or similar to any business engaged in (or contemplated to be engaged in) by the Company at the time of such assignment.

            You agree to treat as confidential and not to disclose to anyone other than the Company, its subsidiaries and affiliated companies, and you agree that you will not at any time during your employment and at any time thereafter, without the prior written consent of the Company, divulge, furnish, or make known or accessible to, or use for the benefit of anyone other than the Company, its subsidiaries and affiliated companies, any information of a confidential nature relating in any way to the business of the Company, its subsidiaries or affiliated companies, or any of their respective affiliates, members, shareholders, officers, employees or directors, or any other Person having a direct business relationship with the Company or its subsidiaries, unless (i) you are required to disclose such information by requirements of law, (ii) such information is in the public domain through no fault of yours, or (iii) such information has been lawfully acquired by you from other sources unless you know that such information was obtained in violation of an
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agreement of confidentiality. You further agree, that in consideration of this letter agreement, that you will refrain from engaging in any conduct or making any statement, written or oral, which is detrimental to the Company, its subsidiaries or affiliated companies or any of their respective affiliates, members, shareholders, officers, employees or directors.

            You agree that in addition to any other remedy provided at law or in equity, (a) the Company shall be entitled to a temporary restraining order, and both preliminary and permanent injunctive relief restraining you from violating the provisions of the preceding two paragraphs, (b) you will indemnify and hold each of the Company, its subsidiaries and either of the Principal Stockholders harmless from and against any and all damages or loss incurred by either of the Principal Stockholders, the Company or any of their affiliates (including reasonable attorneys' fees and expenses; provided, however, that you shall not in connection with any one action or separate but substantially similar action arising out of the same allegation, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties hereunder, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively pursue such claim, or to the extent that any conflict or potential conflict exists among the indemnified parties that would make separate representation advisable) as a direct result of any willful or reckless violation of such provisions; and (c) the Company's remaining obligations under this letter agreement, if any, shall cease (other than payment of your base salary through the date of such violation and any earned but unpaid vacation or except as may be required by law) as a result of any willful or reckless violation of such provisions.

            The provisions of the sixth, seventh and eighth paragraphs of this letter agreement shall specifically survive any termination of this letter agreement.

            You agree that the Company may withhold from any amounts payable to you hereunder all federal, state, local or other taxes that the Company determines are required to be withheld pursuant to any applicable law or regulation. You further agree that if the Internal Revenue Service or other taxing authority asserts a liability against the Company for failure to withhold taxes on any payment hereunder, you will pay to the Company the amount determined by such taxing authority that had not been withheld, together with any interest imposed by such taxing authority on such amount, within ninety (90) days of notice to you of such determination.

            Any notice or other communication required or permitted under this Agreement shall be in writing and shall be delivered personally, or sent by certified, registered or express mail, postage prepaid, return receipt requested. Any such notice shall be deemed given when so delivered personally, or, if mailed, on the date of receipt, (i) if to the Company, to the attention of the Chief Executive Officer at the address first written above, with a copy to Snell & Wilmer, One Arizona Center, Phoenix, Arizona 85004-0001, Attention:
Steven D. Pidgeon, Esq., and (ii) if to you, at the address first written above.
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            This letter agreement and your rights and obligations hereunder may not be assigned by you. The Company may assign this letter agreement and its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise.

            This letter agreement shall be governed by the laws of the State of Arizona applicable to agreements made and to be performed entirely within such State.

            If you agree with the terms outlined above and in the Term Sheet, please date and sign the copy of this letter enclosed for that purpose and return it to me.

                                     Sincerely,

                                     MCM CAPITAL GROUP, INC.


                                     By: /s/Robert E. Koe
                                         ---------------------------------------
                                         Robert E. Koe
                                         President and Chief Executive Officer


Agreed and Accepted
this 4th day of October, 1999:



/s/John F. Craven
------------------------------
John F. Craven
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                                JOHN F. CRAVEN
                           EXECUTIVE VICE PRESIDENT
                          AND CHIEF OPERATING OFFICER
                                      OF
                            MCM CAPITAL GROUP, INC.
                      MIDLAND CREDIT MANAGEMENT, INC. AND
                       MIDLAND FINANCIAL SERVICES, INC.

                             EMPLOYMENT TERM SHEET

--------------------------------------------------------------------------------------------
PROVISION       TERM                                    COMMENTS
--------------------------------------------------------------------------------------------
CONTRACT TERM   One year, subject to automatic          Automatic one year extensions unless
                renewal.                                the Company or executive gives 90
                                                        days' notice of non-renewal.
--------------------------------------------------------------------------------------------
BASE SALARY     $150,000/year, to be paid on a
                regular basis by the Company in
                accordance with the Company's
                payroll procedures and policies.
--------------------------------------------------------------------------------------------
ANNUAL CASH     The executive shall be eligible to
INCENTIVE       receive annual incentive cash
BONUS           bonuses based on Company and
                individual performance assessed for
                each fiscal year relative to
                objectives agreed to in advance
                between the executive and the Board.
                Executive's bonus target shall be
                50% of his annual salary; provided,
                however, that in no event will the
                cash bonus for fiscal year 1999 be
                less than $35,000.
--------------------------------------------------------------------------------------------
STOCK OPTIONS   25,000 options to be granted promptly   Further performance based grants
                following execution of employment       to be considered by the Board in a
                agreement by all parties. Such options  manner consistent with other
                will have an exercise price equal to    executive officers; provided,
                the fair market value on the date of    however, that executive shall be
                grant and, subject to the terms and     granted 25,000 additional stock
                conditions of the 1999 Stock Option     options during fiscal year 2000 at
                Plan and the related stock option       the then fair market value.
                agreement, will vest 1/3 each year on
                the first, second and third
                anniversaries of the date of grant.
--------------------------------------------------------------------------------------------
BENEFITS        Benefits as are generally made
                available to other executives of
                the Company, including participation
                in the Company's health/medical and
                insurance programs.
--------------------------------------------------------------------------------------------
VACATION        4 weeks per year.
--------------------------------------------------------------------------------------------
EXPENSES        Reasonable and necessary out-of-pocket
                expenses incurred in the performance
                of duties shall be reimbursed by the
                Company in accordance with its
                policies.
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
RELOCATION                                              Executive will be provided
SUPPORT                                                 relocation support upon
                                                        commencement of his employment as
                                                        set forth in the relocation policy
                                                        attached hereto
--------------------------------------------------------------------------------------------

                                  RELOCATION
        ---------------------------------------------------------------


RELOCATION ALLOWANCE

      Officer will be provided with a relocation allowance payable in one lump sum (as fully taxed) equal to two months salary at the officer's new salary rate upon commencement of work at his or her new location. The purpose of the relocation allowance is to help defray incidental expenses connected with the move for which reimbursement is not provided. Examples of the types of expenses for which the relocation allowance are provided are:

          - additional return home trips and/or additional travel for the spouse beyond the provisions of the moving policy

          - charges for disconnection, reinstallation and/or alterations of draperies, carpets, television antennas, etc.

          - telephone installation charges and utility deposits

          - new automobile license plates and registration fees


HOUSE HUNTING TRIPS

      The officer and spouse are authorized three house hunting trips to locate housing in the new location, each trip not to exceed seven days. All reasonable expenses for such trips, including lodging, meals, business class air fare, car rental and car mileage will be reimbursed.


TRANSPORTATION OF HOUSEHOLD GOODS

      The Company will be financially responsible for the packing, shipping, unloading and insurance of all normal household goods and two personal automobiles.


TRAVEL TO NEW LOCATION

      All expenses associated with travelling from the location of the former residence to the new location will be reimbursed for the officer and spouse, including business class air fare.


TEMPORARY LIVING AT NEW LOCATION

      If it becomes necessary for an officer to occupy temporary living quarters during the course of the relocation, reasonable expenses for the actual cost of lodging shall be reimbursed for a period of up to 90 days or the Company will rent for your use furnished housing for such period.

RESIDENCE SALE

      The Company will pay approved expenses incurred in selling a principal residence at the old location. Such expenses include:

          - broker's commission (normal and customary)
          - escrow fees/seller's attorney's fees
          - recording fees
          - mortgage satisfaction fee
          - mortgage prepayment penalty fee
          - title policy fee
          - documentary tax stamps and state and local sales transfer taxes


MAINTAINING TWO HOMES

      If an officer purchases a new home prior to selling the present home, and therefore incurs duplicate house carrying expenses (subsequent to the provisions of "Temporary Living at New Location" above), the Company will reimburse the officer on a pro rated basis for the mortgage interest only for a maximum of 60 days.


RESIDENCE PURCHASE

      The officer will be reimbursed for the normal closing costs associated with buying a new house. Such costs shall include those items which by local custom are normally paid by the buyer. Typical costs may include escrow fees, attorney's fees, appraisals, recording fees, state transfer taxes and fee (owner's) title insurance.


TENANT RELOCATION

      If the transferee is a tenant rather than a homeowner, the Company will reimburse the transferee for reasonable expenses incurred in connection with early termination or breaking of the transferee's lease.

                                                                         Annex A

                                 GENERAL RELEASE
                             AND COVENANT NOT TO SUE


      TO ALL WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW that:

      John F. Craven (the "Executive"), on his own behalf and on behalf of his descendants, dependents, heirs, executors and administrators and permitted assigns, past and present, in consideration for the amounts payable to the undersigned under that Letter Agreement dated October 4, 1999 (the "Employment Agreement") between Executive and MCM Capital Group, Inc. (the "Company"), does hereby covenant not to sue or pursue any litigation (or file any charge or otherwise correspond with any Federal, state or local administrative agency) against, and waives, releases and discharges the Company, and its respective assigns, affiliates, subsidiaries, parents, predecessors and successors, and the past and present shareholders, employees, officers, directors, representatives and agents or any of them (collectively the "Company Group"), from any and all claims, demands, rights, judgments, defenses, actions, charges or causes of action whatsoever, of any and every kind and description, whether known or unknown, accrued or not accrued, that Executive ever had, now has or shall or may have or assert as of the date of this General Release against any of them, including, without limiting the generality of the foregoing, any claims, demands, rights, judgments, defenses, actions, charges or causes of action related to employment or termination of employment or that arise out of or relate in any way to the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, as amended, and other Federal, state and local laws relating to discrimination on the basis of age, sex or other protected class, all claims under Federal, state or local laws for express or implied breach of contract, wrongful discharge, defamation, intentional infliction of emotional distress, and any related claims for attorneys'
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fees and costs; provided, however, that nothing herein shall release any member of the Company Group from any of its obligations under the Employment Agreement or any rights to indemnification under any charter or by-laws (or similar documents) of any member of the Company Group.

      The Company, on its own behalf and on behalf of its assigns, affiliates, subsidiaries, parents, predecessors and successors, and its past and present shareholders, employees, officers, directors, representatives and agents or any of them, does hereby covenant not to sue or pursue any litigation (or file any charge or otherwise correspond with any Federal, state or local administrative agency) against, and waives, releases and discharges Executive and his heirs, successors and assigns, descendants, dependents, executors and administrators, past and present, and any of his affiliates and each of them (collectively, the "Executive Releasees") from any and all claims, demands, rights, judgments, defenses, actions, charges or causes of action whatsoever, of any and every kind and description, whether known or unknown, accrued or not accrued, that the Company ever had, now has or shall or may have or assert as of the date of this General Release against any of them, based on facts known to any current executive officer of the Company or any subsidiary or other affiliate thereof, including specifically, but not exclusively and without limiting the generality of the foregoing, any and all claims, demands, agreements, obligations and causes of action arising out of or in any way connected with any transaction, occurrence, act or omission related to Executive's employment by the Company or the termination of that employment; provided, however, that nothing herein shall release the Executive Releasees from any obligations arising out of or related in any way to Executive's obligations under the Employment Agreement or impair the right or ability of the Company to enforce the terms thereof.

      In consideration for the amounts payable to the Executive under the Employment Agreement, the Executive agrees to cooperate, at the expense of the Company Group, with the members of the Company Group in connection with all litigation relating to the activities of the Company and its

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affiliates during the period of the Executive's employment with the Company including, without limitation, being available to take depositions and to be a witness at trial, help in preparation of any legal documentation and providing affidavits and any advise or support that the Company or any affiliate thereof may request of the Executive in connection with such claims.

      This General Release shall be governed by and construed in accordance with the laws of the State of Arizona, applicable to agreements made and to be performed entirely within such State.

      Each of the Executive and the Company acknowledge that they have entered into this General Release knowingly and willingly and has had ample opportunity to consider the terms and provisions of this General Release.

      IN WITNESS WHEREOF, the parties hereto have caused this General Release to be executed on this ____ day of _____________, 200__.


                                          ______________________________________
                                          John F. Craven


                                          MCM CAPITAL GROUP, INC.



                                          By: __________________________________
                                              Name:
                                              Title: